UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2021

HERON LAKE BIOENERGY, LLC
(Exact name of small business issuer as specified in its charter)

Minnesota	000-51825	41-2002393
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

91246 390th Avenue, Heron Lake, MN	56137-1375
(Address of principal executive offices)	(Zip Code)

(507) 793-0077
(Issuer’s telephone number)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
None	NA	NA

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Heron Lake BioEnergy, LLC (“Heron Lake”) is party to a 2013 Management Services Agreement (the “Management Agreement”) with Granite Falls Energy, LLC (“GFE”), pursuant to which GFE provides Heron Lake with the services of a Chief Executive Officer and other managers. Steve Christensen serves as CEO and General Manager of Heron Lake and GFE pursuant to a 2014 employment agreement. Because Christensen intends to retire at or before the end of 2021, GFE executed a separation agreement (the “Separation Agreement”) with Christensen on or about February 17, 2021. The Separation Agreement provides that Christensen’s services to GFE will terminate at the earlier of December 31, 2021, or the hiring of a new General Manager and the completion of a transition period. Christensen’s services to Heron Lake will terminate at the same time his services to GFE terminate, pursuant to the terms of the Management Agreement. Christensen will be paid in full pursuant to the terms of his employment agreement through December 31, 2021, even if his services terminate earlier due to the hiring of his replacement. In any event, Christensen’s services to Heron Lake and GFE is expected to terminate no later than December 31, 2021. These descriptions of the Separation Agreement and the Management Agreement are qualified in their entirety by reference to the actual agreements, copies of which are attached hereto as exhibits and incorporated herein by reference.

ITEM 9.01 - Financial Statements and Exhibits

(a)None.

(b)None.

(c)None.

(d)Exhibits.

Exhibit No.	Description
10.1	Separation Agreement dated February 17, 2021
10.2	Management Services Agreement dated July 31, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERON LAKE BIOENERGY, LLC

Date: February 19, 2021	/s/ Stacie Schuler
Stacie Schuler, Chief Financial Officer